Exhibit 31.1

I, W. Edward Clingman, Jr., certify that:

1.	I have reviewed this annual report on Form 10-K of the Fruit Of The Loom Unsecured Creditors Trust;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, changes in financial condition and cash flows of the UCT as of, and for, the periods presented in this annual report;

4.	I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the UCT and I have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the UCT is made known to me by others within the entity, particularly during the period in which this annual report is being prepared;

b)	evaluated the effectiveness of the UCT’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the “Evaluation Date”); and

c)	presented in this annual report my conclusions about the effectiveness of the disclosure controls and procedures based on my evaluation as of the Evaluation Date;

5.	I have disclosed, based on my most recent evaluation, to the UCT’s auditors and representatives of the Committee:

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the UCT’s ability to record, process, summarize and report financial data and have identified for the UCT’s auditors any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the UCT’s internal controls; and

6.	I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: July 31, 2003	By:	CLINGMAN & HANGER MANAGEMENT ASSOCIATES, LLC as Trust Administrator of the Fruit Of The Loom Unsecured Creditors Trust
/s/ W. EDWARD CLINGMAN, JR. W. Edward Clingman, Jr., Principal